Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. §1350
(Section 302 of the Sarbanes-Oxley Act of 2002)

In connection with the filing of the Quarterly Report on Form 10-Q of Integrated Drilling Equipment Holdings Corp., a Delaware corporation (the “Company”), for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 14, 2014	/s/ Jim Terry Jim Terry Chief Executive Officer (Principal Executive Officer)

/s/ N. Michael Dion Chief Financial Officer and Executive Vice President (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C.§1350 and is not being filed as part of the Report or as a separate disclosure document.